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                                                                    EXHIBIT 99.1
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S A R D   V E R B I N N E N  &  C O                NEWS

FOR IMMEDIATE RELEASE        Contact:   George Sard/Anna Cordasco/Paul Caminiti
---------------------                   Sard Verbinnen & Co.
                                        212/687-8080



                                BROOKE GROUP LTD.
                    COMPLETES HOLDING COMPANY REORGANIZATION


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         MIAMI, FL, OCTOBER 1, 1999 -- Brooke Group Ltd. (NYSE: BGL) announced today that it has reorganized into a holding company form of organizational structure. The name of the new holding company will remain "Brooke Group Ltd." The new corporate structure will allow the Company to manage its entire organization more effectively and broadens the alternatives for future financing.

         Stockholders do not have to take any action in connection with the change in corporate structure and will not need to exchange their existing share certificates. Outstanding shares of common stock have been automatically exchanged on a share-for-share, tax-free basis into shares of the new holding company. The new holding company will have the same certificate of incorporation, by-laws, executive officers and directors as those of the old Company. The new shares will have identical rights and terms as the old shares and will continue to be traded on the New York Stock Exchange under the symbol "BGL".

         Brooke Group Ltd. is a holding company which owns Liggett Group Inc. and controlling interests in Liggett-Ducat Ltd. and New Valley Corporation.

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         SARD VERBINNEN & CO., INC. 630 THIRD AVENUE NEW YORK, NY 10017
                       TEL: 212-687-8080 FAX: 212-687-8344